Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of:

Our report dated March 10, 2010 (June 15, 2010, as to Notes 12 and 13), which report expresses an unqualified opinion and includes explanatory paragraphs relating to investments without a readily determinable fair market value and the adoption of the new presentation and disclosure requirements for non-controlling interest in consolidated financial statements, relating to the consolidated and combined financial statements of KKR Group Holdings L.P. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement.

Our report dated March 10, 2010 relating to the statements of financial condition of KKR & Co. L.P. as of December 31, 2009 and 2008, appearing in the Prospectus, which is part of this Registration Statement.

Our report dated March 10, 2010 relating to the statements of financial condition of KKR Management LLC as of December 31, 2009 and 2008, appearing in the Prospectus, which is part of this Registration Statement.

Our report dated February 27, 2009 (June 15, 2010, as to the Business Combination described in Note 1, and Note 13 as to subsequent events), which report expresses an unqualified opinion and includes an explanatory paragraph relating to investments without a readily determinable fair market value, relating to the financial statements of KKR & Co. (Guernsey) L.P., as of December 31, 2008, 2007 and 2006 and for the years ended December 31, 2008 and 2007 and for the period from April 18, 2006 (Date of Formation) to December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

Our report dated February 27, 2009 (June 15, 2010, as to the Business Combination described in Note 1, and Note 17 as to subsequent events), which report expresses an unqualified opinion and includes an explanatory paragraph relating to investments without a readily determinable fair market value, relating to the consolidated financial statements of KKR PEI Investments, L.P. and Subsidiaries, as of December 31, 2008, 2007 and 2006 and for the years ended December 31, 2008 and 2007 and for the period from April 18, 2006 (Date of Formation) to December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
June 15, 2010